As filed with the Securities and Exchange Commission on July 6, 2021

Registration No. 333-200713

Registration No. 333-148092

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENTS

UNDER THE SECURITIES ACT OF 1933

ModivCare Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor
Denver, Colorado 80237

(Address of principal executive offices)

L. Heath Sampson
Chief Financial Officer
6900 Layton Avenue, 12th Floor
Denver, Colorado 80237
(303) 728-7030

(Name, address and telephone number of Agent for Service)

Copy to:

Scott A. Berdan, Esq.

Polsinelli PC

1401 Lawrence Street, Suite 2300
Denver, CO 80202

(303) 583-8235

Approximate date of commencement of proposed sale to the public:  Not applicable; this post-effective amendment deregisters those securities that remain unsold as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Registration Statements on Form S-3 of ModivCare Inc. is being filed solely to deregister securities that remain unsold, if any, under each of (i) the Registration Statement on Form S-3 (Registration No. 333‑200713), originally filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2014 and declared effective by the Commission on January 6, 2015, and (ii) the Registration Statement on Form S-3 (Registration No. 333-148092), originally filed with the Commission on December 14, 2007 and declared effective by the Commission on February 11, 2008 (collectively, the “Registration Statements”), the offerings with respect to the underlying securities covered by each of which have terminated. Pursuant to undertakings contained in the foregoing Registration Statements, the registrant is hereby removing from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements which remained unsold at the termination of each offering.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on July 6, 2021.

ModivCare Inc.

By:	/s/ L. Heath Sampson
L. Heath Sampson Chief Financial Officer

* No other person is required to sign this post-effective amendment in reliance upon Rule 478 under the Securities Act of 1933.